As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRACON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-2037594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4350 La Jolla Village Drive, Suite 800 San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2015 Equity Incentive Plan

Amended and Restated 2015 Employee Stock Purchase Plan

(Full titles of the plans)

Charles P. Theuer, M.D., Ph.D.

President and Chief Executive Officer

TRACON Pharmaceuticals, Inc.

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

(858) 550-0780

(Name and address of agent for service) (Telephone number, including area code)

Copies to:

Scott B. Brown, CPA Chief Financial Officer TRACON Pharmaceuticals, Inc. 4350 La Jolla Village Drive, Suite 800 San Diego, California 92122 (858) 550-0780	Matthew T. Browne Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by TRACON Pharmaceuticals, Inc. (the “Registrant”) for the purpose of registering (i) an additional 2,213,498 shares of Registrant’s Common Stock, par value $0.001 per share (“Common Stock”), under the Registrant’s Amended and Restated 2015 Equity Incentive Plan, as amended (the “2015 Plan”), pursuant to the provisions of the 2015 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2015 Plan on January 1, 2024, and (ii) 250,000 additional shares of Common Stock under the Registrant’s Amended and Restated 2015 Employee Stock Purchase Plan, as amended (the “2015 ESPP”) pursuant to the provisions of the 2015 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2015 ESPP on January 1, 2024. These additional shares of Common Stock are securities of the same class as other securities for which a registration statement of the Registrant on Form S-8 relating to the 2015 Plan and 2015 ESPP are effective. In accordance with General Instruction E to Form S-8, the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on January 30, 2015 (File No. 333-201808), February 19, 2016 (File No. 333-209592), March 1, 2017 (File No. 333-216347), March 1, 2018 (File No. 333-223333), March 1, 2019 (File No. 333-229988), February 28, 2020 (File No. 333-236732), February 25, 2021 (File No. 333-253546), July 22, 2021 (File No. 333-258077), March 16, 2022 (File No. 333-263591), and March 8, 2023 (File No. 333-270372) are hereby incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

Item 3. Incorporation of Certain Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 5, 2024; and

(b) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36818), filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on January 27, 2015, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant's Annual Report on Form 10-K referenced in (a) above.

In addition, all other reports or documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K (and corresponding information furnished under Item 9.01 or included as an exhibit thereto or incorporated therein by reference) that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Document
4.1(1)	Amended and Restated Certificate of Incorporation.
4.2(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of TRACON Pharmaceuticals, Inc.
4.3(1)	Amended and Restated Bylaws.
4.4(3)	Form of Common Stock Certificate.
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1(4)

TRACON Pharmaceuticals, Inc. 2015 Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Notice of Exercise and Restricted Stock Unit Agreement thereunder, as amended June 28, 2021.

99.2(5)	TRACON Pharmaceuticals, Inc. Amended and Restated 2015 Employee Stock Purchase Plan, as amended June 10, 2021.
107	Filing Fee Table.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 4, 2015.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 20, 2023.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-201280), as amended.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 30, 2021.
(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 11, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 7th day of March, 2024.

TRACON PHARMACEUTICALS, INC.

By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Dr. Charles P. Theuer, M.D., Ph.D., and Scott B. Brown, CPA, M.S., and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles P. Theuer, M.D., Ph.D.	President, Chief Executive Officer and Member of the Board of Directors	March 7, 2024
Charles P. Theuer, M.D., Ph.D.	(Principal Executive Officer)

/s/ Scott B. Brown, CPA	Chief Financial Officer	March 7, 2024
Scott B. Brown, CPA	(Principal Accounting and Financial Officer)

/s/ Lisa Johnson-Pratt, M.D.	Member of the Board of Directors	March 7, 2024
Lisa Johnson-Pratt, M.D.
/s/ Carol Lam, J.D.	Member of the Board of Directors	March 7, 2024
Carol Lam, J.D.

/s/ William R. LaRue	Member of the Board of Directors	March 7, 2024
William R. LaRue

/s/ Martin A. Mattingly, Pharm.D.	Member of the Board of Directors	March 7, 2024
Martin A. Mattingly, Pharm.D.

/s/ Saundra Pelletier	Member of the Board of Directors	March 7, 2024
Saundra Pelletier

/s/ J. Rainer Twiford, J.D., Ph.D.	Member of the Board of Directors	March 7, 2024
J. Rainer Twiford, J.D., Ph.D.

/s/ Stephen T. Worland, Ph.D.	Member of the Board of Directors	March 7, 2024
Stephen T. Worland, Ph.D.